***Text Omitted and Filed Separately with the Securities and Exchange Commission.
Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

DATED 29 November 2012

ISIS INNOVATION LIMITED AND
SEQUENOM, INC.

FOURTH AMENDMENT
AGREEMENT

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THIS FOURTH AMENDMENT AGREEMENT is made on 29 November, 2012 (The "Fourth Amendment Agreement Effective Date").

BETWEEN:

(I) ISIS INNOVATION LIMITED (company number 2199542) whose registered office is at University Offices, Wellington Square, Oxford OX1 2JD, England (the "Licensor"); and

(2) SEQUENOM, INC., a Delaware Corporation, whose principal place of business is at 3595
John Hopkins Court, San Diego, CA 92121-1331 USA (the "Licensee").
BACKGROUND:
a) The Licensor granted a license of certain patents, patent applications and associated know-how relating to non-invasive pre-natal diagnosis to the Licensee on 14 October 2005 accompanied by a Development Plan Agreement made on the same date and this license was amended by three subsequent amendment agreements entered into respectively on 19 October 2006, 5 November 2007 and 3 November 2009 (together the "Licence'').

b) The Parties wish to further amend the Licence in accordance with the provisions set out below.

AGREEMENT:

1. Interpretation

Except as otherwise provided in this Fourth Amendment Agreement, words and expressions used in this Agreement have the same meaning as in the Licence.

2. Payment

In consideration of the agreement given by the Licensor in clause 3below, the Licensee enters into the covenants in this Fourth Amendment Agreement and the Licensee shall pay to the Licensor (a) the sum of […***…] US dollars (USD […***…]) by wire transfer within fifteen (15) business days of the Fourth Amendment Agreement Effective Date and (b) the further sum of […***…] US dollars (USD […***…]) to be paid by wire transfer in two equal installments of […***…] US dollars (USD […***…]), the first no later than 31 January 2014 and the second no later than 31 January 2015. The sums referred to in this clause 2 are expressed as being exclusive of VAT. The sums referred to in this clause 2 shall not be creditable in favor of Licensee with respect to any other financial obligation of Licensee under the Licence.

3. Amendment of -the Licence

With effect on and from the Fourth Amendment Agreement Effective Date the Parties agree as follows:

(a) Clause 11.4.1 shall be amended to read in its entirety as follows

"In the event that Licensee is in the future […***…], as the result […***…], then Licensee shall use all reasonable endeavors to […***…].”

(b) Clause 11.4.3 shall be deleted in its entirety,

(c) a new Clause 10.1.7 shall be added to the Licence as follows:

“(i) report on any changes by the regulatory authorities (including but not limited to the U.S. FDA) that may impact on the Licensee's ability to lawfully Market Licensed Product for the aneuploidy indication; and
(ii) in the event there is a requirement to obtain regulatory approval to be able to lawfully Market Licensed Product for the aneuploidy indication in the U.S. (other than the requirements for Laboratory Developed Tests under the U.S. Clinical Laboratory Improvement Amendment of 1988 (“CLIA”), now applicable to the testing service currently offered by Licensee), then set out the activities and timelines that Licensee will undertake to complete clinical development and submit for such regulatory approval.”

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4. Waiver

The Licensor hereby irrevocably waives, releases and discharges the Licensee from and against any and all claims and causes including the Licensor's rights to damages, rights to terminate the Licence or to convert the Licence from exclusive to a non-exclusive basis arising as a result of Licensee's past performance under the Licence up to and including the Fourth Amendment Agreement Effective Date relating to any alleged failure of the Licensee to achieve certain developmental and commercial Milestones as originally contemplated by the parties.

5. Governing Law

English Law governs this Fourth Amendment Agreement, and the parties submit to the exclusive jurisdiction of the English Courts for the resolution of any dispute which may arise out of or in connection with this Agreement save for injunctive relief which may be sought in any court of competent jurisdiction.

AS WITNESS this agreement has been executed by the duly authorized representatives of the parties, respectively, the date(s) written below.

SIGNED for and on behalf of	SIGNED for and on behalf of
ISIS INNOVATION LIMITED:	SEQUENOM, INC.:

NAME: Mr. T Hockaday	NAME: Harry F. Hixson, Jr.
Managing Director
Isis Innovation Ltd

SIGNATURE: s/ Mr. T Hockaday	SIGNATURE: s/ Harry Hixson Jr.
DATE: November 29, 2012	DATE: November 26, 2012

*** Confidential Treatment Requested
802573 v3/SD